CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Blonder Tongue Laboratories, Inc.

We hereby consent to the incorporation by reference in Registration
No. 333-15039 of Blonder Tongue Laboratories, Inc. on Form S-8 of our report dated March 3, 1997, relating to the consolidated financial statements and schedule of Blonder Tongue Laboratories, Inc. incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.




                                                      BDO Seidman, LLP

Woodbridge, New Jersey
March 27, 1997